Samurai Energy Corp.

955 DAIRY ASHFORD, SUITE 206 HOUSTON, TEXAS 77079 TEL: (713) 771-5500 FAX: (713) 771-5556

August 8, 2006

NOTICE TO STOCKHOLDERS

DEAR SHAREHOLDER:

NOTICE IS HEREBY GIVEN that we have received written consents from stockholders representing a majority of our outstanding shares of voting stock approving the change of corporate domicile of SAMURAI ENERGY CORP. (“Samurai”) from Delaware to Nevada that will result in a change of corporate name to ECCO ENERGY CORP (“the Reincorporation”).

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

There were 9,048,003 shares of our common stock issued and outstanding, or reserved for issuance, at the close of business on July 24, 2006, the record date for shares entitled to notice of the Reincorporation. In connection with the Merger, each share of our common stock is entitled to one vote.

Prior to the mailing of this Information Statement, certain of our officers, directors, affiliates who represent a majority of our outstanding voting shares, signed written consents approving the Merger. As a result, the Plan and Agreement of Merger has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

The Reincorporation is intended to be effective August 28, 2006 and will result in

•	Samurai continuing its corporate existence in the State of Nevada under the name ECCO Energy Corp. (“ECCO”);
•

your right to receive one share of common stock of ECCO for each shares of common stock of Samurai and one share of preferred stock of ECCO for each share of preferred stock of Samurai owned by you as of July 24,2006, the record date for shareholders entitled to notice of the Reincorporation;

•	the daily business operations of Samurai continuing as presently conducted; and

The Plan and Agreement of Merger provides for the optional exchange of certificates representing shares of Samurai for certificates representing shares of ECCO. We urge you to follow the instructions set forth in this “Information Statement” under “Reincorporation in Nevada - How to Exchange Samurai Certificates for ECCO Certificates” to surrender certificates representing shares of Samurai for certificates representing ECCO.

By Order of the Board of Directors,

________________________________

Samuel M. Skipper, President

SUMMARY

Transaction:	Reincorporation in Nevada by merger with and into our wholly owned subsidiary ECCO and adopting the name ECCO.
Purpose:

To adopt the benefits of Nevada corporate law and provide for additional authorized capital. See “Reincorporation in Nevada – Principal Reasons for Reincorporation.”

The purpose of this Information Statement is to inform holders of Samurai Common Stock who have not given Samurai their written consent to the foregoing corporate actions of such actions and their effects.

Record Date:	July 24, 2006
Method:	Merger of Samurai with and into its wholly owned subsidiary, ECCO. See “Reincorporation in Nevada-Principal Features of the Merger.”
Exchange Ratios:

One share of preferred stock of ECCO for each share of preferred stock and one share of common stock for each share of common stock of Samurai owned by you as of the record date of the Merger. See “Reincorporation in Nevada-Principal Features of the Merger.”

Effective Date:	August 28, 2006
Additional Provisions:

Exchange of outstanding certificates representing shares of Samurai common stock for certificates representing shares of ECCO Preferred stock. See “Reincorporation in Nevada-How to Exchange Samurai Certificates for ECCO Certificates.”

QUESTIONS AND ANSWERS

This Information Statement is first being sent to stockholders on or about August 8, 2006.The following questions and answers are intended to respond to frequently asked questions concerning the Merger of Samurai. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its exhibits and the documents incorporated by reference in this Information Statement.

Q: Why is Samurai Reincorporating in Nevada?

A: We believe that becoming a Nevada corporation will provide us with greater credibility and greater access to capital markets that we have received as a Delaware corporation. See “Reincorporation in Nevada – Principal Reasons for Reincorporation.”

Q: Why isn’t Samurai holding a meeting of stockholders to approve the Merger?

A: The board of directors has already approved the Merger plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests. Under the General Corporation Law of Delaware and our Certificate of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q: What are the principal features of the Merger?

A: The Merger will be accomplished by a merger of Samurai into its wholly owned subsidiary ECCO. One new share of the ECCO Convertible Preferred Stock and one new share of ECCO Common Stock will be issued for each share of our preferred stock and common stock that is held by our stockholders on the record date for the Merger. The common shares of Samurai will continue to trade on the over-the-counter bulletin board market under a new symbol that has not yet been assigned.

Q: How will the Merger affect my ownership of Samurai?

A: After the effective date of the Merger and the exchange of your stock certificates, you will own shares of the same class of ECCO stock as your present stock of Samurai.

Q: Will my rights as a shareholder be adversely affected by the Merger?

A: No. Rights of shareholders, and the indemnification provisions of the Nevada Articles of Incorporation and the Nevada Revised Statutes are substantially the same as the General Corporation Law of Delaware.

Q: How will the Merger affect the owners, officers, directors and employees of Samurai?

A: After the effective date of the Merger, our officers, directors and employees, will continue as the officers, directors and employees of ECCO.

Q: How will the Merger affect the business of Samurai?

A: Samurai will continue its business at the same locations and with the same assets under the name ECCO. Samurai, the Delaware Corporation will cease to exist on the effective date of the Merger. See “Merger Agreement – Management.”

Q: How do I exchange certificates of Samurai for certificates of ECCO?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing your shares. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, ECCO will issue a new certificate representing the shares of stock of ECCO as soon as practical after the effective date of the Merger.

Q: What happens if I do not surrender my certificates of Samurai?

A: YOU ARE NOT REQUIRED TO SURRENDER CERTIFICATES REPRESENTING SHARES OF Samurai AND RECEIVE SHARES OF ECCO. All shares of Samurai outstanding after the effective date of the Merger continue to be valid. Until you receive shares of ECCO you will not be entitled to receive notice of and vote at shareholder meetings and receive dividends or other distributions on the shares of Samurai.

Q: What if I have lost Samurai certificates?

A: If you have lost your Samurai certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent is:

Atlas Stock Transfer Corporation.
5899 South State Street
Salt Lake City, Utah 84107
Telephone: (801) 266-7151
Facsimile: (801) 262-0907

Q: Can I require Samurai to purchase my stock?

A: Yes Under the General Corporation Law of the State of Delaware, you are entitled to appraisal and purchase of your stock as a result of the Merger. See “The Merger-Appraisal Rights.”

Q: Who will pay the costs of Merger?

A: Samurai will pay all of the costs of Merger, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Merger. Each stockholder must pay the costs of exchanging their certificates for new certificates.

Q: Will I have to pay taxes on the new certificates?

A: We believe that the Merger is not a taxable event and that you will be entitled to the same basis in the shares of ECCO that you had in our common stock. EVERYONE’S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE MERGER. See “The Merger-Federal Income Tax Consequences.”

SAMURAI ENERGY CORP.

955 DAIRY ASHFORD, SUITE 206

HOUSTON, TX 77079

INFORMATION STATEMENT FOR CONSENT OF STOCKHOLDERS

Approximate Date Information Statement First Sent to Stockholders:

August 8, 2006

This Information Statement relates to action taken by Samurai, a Delaware corporation (“Samurai”) by an Agreement and plan of Merger dated as of June 30, 2006 (the “Merger Agreement”). The board of directors has prepared and distributed this Information Statement. We are not soliciting proxies or additional consents and request that you do not send proxies or consents to us for use in connection with the Consent. All expenses incurred in this Information Statement will be paid by Samurai.

OUTSTANDING SHARES AND VOTING INTERSTS AND

VOTE REQUIRED FOR ADOPTION OF CERTAIN MATTERS

As of the close of business on July 24, 2006, the record date for shares entitled to notice of and to sign written consents in connection with the reincorporation, there were 9,048,003 shares of our common stock outstanding and 100,000 shares of our preferred stock outstanding. Each share of our common stock is entitled to one vote and the shares of our preferred stock are entitled to the same number of votes as all shares of common stock plus one vote in connection with the reincorporation. Prior to the mailing of this Information Statement, Mr. Skipper, who owns all of the preferred stock outstanding, signed written consent approving the reincorporation. As a result, the reincorporation has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 24, 2006 regarding beneficial ownership of Samurai common stock by (i) each person known by Samurai to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each current director, nominee and executive officer of ECCO, and (iii) all current officers and directors as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
		Before the Merger	After the Merger	Before the Merger	After the Merger
Common Stock	Samuel M. Skipper P.O. Box 421917 Houston, TX 77242	5,120,499	5,120,499	56.59%	56.59%
Common Stock	Rick Bobigian 15907 Chiltren Circle Spring, TX 77379	1,180,998	1,180,998	13.05%	13.05%
Common Stock	John M. Vise	90,000	90,000	0.99%	0.99%
	TOTAL	6,391,497	6,391,497	70.63%	70.63%

REINCORPORATION IN NEVADA

The following discussion summarizes certain aspects of our reincorporation in Nevada. This summary does not include all of the provisions of the Merger Agreement between Samurai and ECCO, or the Articles of Incorporation of ECCO, a copy of which is attached hereto as Exhibit A. Copies of the Merger Agreement and bylaws of ECCO are available for inspection at our principal office and we will send copies to stockholders upon request. The Merger Agreement is also available as an Exhibit to our Form 8-K dated June 30, 2006 that is filed on the Securities and Exchange EDGAR website at www.sec.gov.

Principal Reasons for Reincorporation

Samurai believes that the Reincorporation in Nevada will give us more flexibility and simplicity in various corporate transactions. Nevada has adopted a Revised Statute that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock.

We believe our reincorporation in Nevada will save expenses for taxes and fees because Nevada imposes no corporate income taxes on corporations that are incorporated in Nevada.

Principal Features of the Reincorporation

The reincorporation will be effected by the merger of Samurai with and into our wholly owned subsidiary, ECCO. ECCO will be the surviving entity.

On the Effective Date, (i) each of our stockholders will be entitled to receive one fully paid and non-assessable share of ECCO common stock for each share of our common stock outstanding as of the Effective Date, (ii) each of our stockholders will be entitled to receive one fully paid and non-assessable share of ECCO preferred stock for each share of our preferred stock outstanding as of the Effective Date, (iii) each share of ECCO common stock and preferred stock owned by Samurai will be canceled and resume the status of authorized and unissued ECCO common stock, and (iv) Samurai will cease its corporate existence in the State of Delaware. We anticipate that the shares of Samurai will cease trading on the first trading date following the Effective Date and shares of ECCO will begin trading in their place but under a new CUSIP number and symbol.

The Articles of Incorporation and bylaws of ECCO are not significantly different from the Certificate of Incorporation and by laws of Samurai. Therefore, your rights as stockholders will not be materially affected by the Reincorporation. See the information under “Significant Differences between Samurai and ECCO” for a summary of the differences between the Articles of Incorporation and bylaws of Samurai and the laws of the State of Delaware and the Articles of Incorporation and bylaws of ECCO and the laws of the State of Nevada.

The board of directors and officers of ECCO consists of the same persons that are currently our directors and officers. Our daily business operations will continue at the principal executive offices at 955 Dairy Ashford, Suite 206, Houston, TX 77079.

Reservation of Rights

Our Board of Directors reserves the right not to proceed, if, at any time prior to filing the Certificate of Merger with the Secretary of State of the State of Delaware, our Board of Directors determines that the Reincorporation is no longer in our and our stockholders’ best interests.

How to Exchange Samurai Certificates for ECCO Certificates

Enclosed are (i) a form letter of transmittal and (ii) instructions for surrender of your certificates representing our common stock in exchange for certificates representing shares of ECCO common stock and preferred stock. Upon surrender of a certificate representing our common stock or preferred stock to ECCO, together with a duly executed letter of transmittal, ECCO will issue, as soon as practicable, a certificate representing the number of shares of ECCO you are entitled to receive.

If you own our shares through a nominee or in a brokerage account, you do not have a certificate to submit for exchange. Usually, your nominee or broker will submit certificates representing our shares for exchange on your behalf.

Because of the Reincorporation in Nevada, holders of our common stock and preferred stock are not required to exchange their certificates for ECCO certificates. Dividends and other distributions declared after the Effective Date with respect to common stock or preferred stock of Samurai and payable to holders of record thereof after the Effective Date will be paid to the holder of any unsurrendered common stock or preferred stock certificate of Samurai, which by virtue of the Reincorporation are represented thereby and such holder will be entitled to exercise any right as a shareholder of ECCO, until such holder has surrendered the certificate of Samurai.

Capitalization

Our authorized capital consists of 75,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.01 par value. As of July 24, 2006, the record date for those stockholders entitled to notice of the reincorporation, there were 9,048,003 shares of our common stock outstanding and 100,000 shares of our preferred stock outstanding. The authorized capital of ECCO consists of 110,000,000 shares of capital stock divided into 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. As a result of the reincorporation and exchange of the common stock and preferred stock, ECCO will have outstanding 9,048,003 shares of common stock and 100,000 shares of preferred stock. The reincorporation will not affect our total stockholder equity or total capitalization.

SIGNIFICANT DIFFERENCES BETWEEN SAMURI AND ECCO

Corporate Name. The Reincorporation will effect a change in Samurai’s name to ECCO.

Limitation of Liability. The Nevada Articles of Incorporation and Delaware Certificate of Incorporation contain the same provisions limiting or eliminating, with certain exceptions, the liability of directors to ECCO and its shareholders for monetary damages for breach of their fiduciary duties.

Indemnification. The Nevada law and Delaware Law authorizes broad indemnification rights which corporations may provide to their directors, officers and other corporate agents. The Nevada Articles and the Delaware Articles of Incorporation reflect the provisions of Nevada law and Delaware law respectfully,

Significant Differences Between the Corporation Laws of Nevada and Delaware

Samurai is incorporated under the laws of the State of Delaware and ECCO is incorporated under the laws of the State of Nevada. On consummation of the Merger, the stockholders of Samurai, whose rights currently are governed by Delaware law and the Samurai Certificate and Samurai Bylaws, which were created pursuant to Delaware law, will become stockholders of a Nevada company, ECCO, and their rights as stockholders will then be governed by Nevada law and the Nevada Articles and the Nevada Bylaws which were created under Nevada law.

Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. The most significant differences, in the judgment of the management of Samurai, are summarized below. This summary is not intended to be complete, and stockholders should refer to the General Corporation Law of the State of Delaware (the “DGCL”) and the Nevada Revised Statutes (“Nevada law”) to understand how these laws apply to Samurai and ECCO.

Classified Board of Directors. The DGCL permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Nevada law also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually. Neither Samurai nor ECCO have a classified board.

Removal of Directors. With respect to removal of directors, under the Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with and without cause. Under the Delaware Law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

Special Meetings of Stockholders. The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. Nevada law does not address the manner in which special meetings of stockholders may be called. Samurai Bylaws provide that special meetings of the stockholders may be called by the President or by Samurai’s board of directors, and must be called by the President at the written request of not less than 51% of the issued and outstanding shares of capital stock of Samurai. The Delaware Certificate and the Delaware Bylaws provide that the President or ECCO’s board of directors may call a special meeting of the stockholders, but do not provide that the President must call a special meeting of the stockholders if not less than 51% of the issued and outstanding shares of capital stock of ECCO request in writing.

The DGCL also provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of thirty (30) days after the date designated for the annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

Cumulative Voting. Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors.

Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed. A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation. Samurai opted out of cumulative voting by failing to include a provision granting cumulative voting rights in Samurai Certificate. ECCO also did not adopt cumulative voting in that the Delaware Certificate will not provide for cumulative voting in the election of directors.

Because neither Samurai nor ECCO utilizes cumulative voting, there will be no difference in stockholders’ rights with respect to this issue.

Vacancies. Under the DGCL, subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

Similarly, Nevada law provides that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Samurai Bylaws and the Delaware Bylaws address the issue of director vacancies in the same manner. Therefore, the change from Nevada law to Delaware law will not alter stockholders’ rights with respect to filling vacancies.

Indemnification of Officers and Directors and Advancement of Expenses. Delaware and Nevada have substantially similar provisions regarding indemnification by a corporation of its officers, directors, employees and agents. Delaware and Nevada law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provides for mandatory advancement. Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Thus, a Nevada corporation may have no discretion to decide whether or not to advance expenses to directors or officers. There will be no difference in stockholders’ rights with respect to this issue because Samurai Certificate and the Delaware Certificate each provide for the mandatory advancement of expenses of directors and officers. In addition, the board of directors of ECCO will be required to indemnify directors and officers. The board of directors of ECCO will retain the discretionary authority to authorize the indemnification of employees and agents, subject to certain conditions under the Delaware law.

Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. The Delaware Certificate will limit the liability of directors to ECCO to the fullest extent permitted by law.

While Nevada law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provisions applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability of breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty. Samurai Certificate limits the personal liability to Samurai of both directors and officers. The Delaware Certificate adopts a narrower limitation on liability, and officers will therefore remain potentially liable to ECCO. ECCO, however, may determine to indemnify such persons in its discretion subject to the conditions of the Delaware law and the Delaware Certificate.

Dividends. The DGCL is more restrictive than Nevada law with respect to when dividends may be paid. Under the Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the Delaware Law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Nevada law provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Restrictions on Business Combinations. Both the DGCL and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested stockholder. Under the DGCL, a corporation which is listed on a national securities exchange, included for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders, is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder. The DGCL defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

Nevada law regulates business combinations more stringently. First, an “interested stockholder” is defined as a beneficial owner (directly or indirectly) of ten percent (10%) or more of the voting power of the outstanding shares of the corporation. Second, the three-year moratorium can be lifted only by advance approval by a corporation’s board of directors. Finally, after the three-year period, combinations with “interested stockholders” remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party, or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute with appropriate provisions in its articles of incorporation.

ECCO has opted out of the applicable statutes with appropriate provisions of the ECCO Articles.

Amendment to Articles of Incorporation/Certificate of Incorporation or Bylaws. In general, both the DGCL and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation’s certificate/articles of incorporation. Both the DGCL and Nevada law also provide that in addition to the vote above, the vote of a majority of the outstanding shares of a class may be required to amend the certificate of incorporation or articles of incorporation. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation’s organizational documents grant such power to its board of directors. Both Nevada law and the DGCL permit, in general, the number of authorized shares of any such class of stock to be increased or decreased (but not below the number of shares then outstanding) by the board of directors unless otherwise provided in the articles of incorporation or resolution adopted pursuant to the certificate of incorporation, respectively.

Actions by Written Consent of Stockholders. Nevada law and the DGCL each provide that, unless the articles/certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Samurai Certificate does not limit stockholder action by written consent. By contrast, however, the Delaware Certificate does limit stockholder action by written consent. Pursuant to the Delaware Certificate, the stockholders of ECCO will be unable to act by written consent in lieu of a meeting unless the action proposed to be taken, and the taking of the action by written consent, are approved in advance by the board of directors of ECCO.

Stockholder Vote for Mergers and Other Corporation Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. The DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Nevada law does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

DEFENSES AGAINST HOSTILE TAKEOVERS

The following discussion summarizes the reasons for, and the operation and effects of, certain provisions in the ECCO Articles of Incorporation which management has identified as potentially having an anti-takeover effect. It is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the ECCO Articles of Incorporation. Similar provisions are not contained in the Samurai Certificate of Incorporation. The reincorporation provides significant anti-takeover provisions.

The anti-takeover provisions of the ECCO Articles of Incorporation are designed to minimize the possibility of a sudden acquisition of control of ECCO which has not been negotiated with and approved by the ECCO board of directors. These provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of ECCO or a tender offer for all of its capital stock. However, to the extent these provisions successfully discourage the acquisition of control of ECCO or tender offers for all or part of its capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interests.

Authorized Shares of Capital Stock.

The ECCO Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of ECCO’s serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock (the Articles of Incorporation authorizes the issuance of up 100,000,000 shares of common stock), could represent additional capital stock required to be purchased by an acquiror. If the board of directors of ECCO determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

Stockholder Meetings.

Nevada law provides that the annual stockholder meeting may be called by a corporation’s board of directors or by such person or persons as may be authorized by a corporation’s articles of incorporation or bylaws. The ECCO Articles of Incorporation provides that annual stockholder meetings may be called only by the ECCO board of directors or a duly designated committee of the board. Although ECCO believes that this provision will discourage stockholder attempts to disrupt the business of ECCO between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of ECCO

Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors.

Nevada law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by or in the manner described in the corporation’s articles of incorporation or bylaws. ECCO’s Articles of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than one or more than 15, as shall be provided from time to time in accordance with the bylaws. The power to determine the number of directors within these numerical limitations is vested in the board of directors and requires the concurrence of at least two-thirds of the entire board of directors. The effect of such provisions may be to prevent a person or entity from quickly acquiring control of ECCO through an increase in the number of the directors and election of nominees to fill the newly created vacancies.

Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings.

ECCO’s Articles of Incorporation provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. These provisions may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished to the stockholders and could inhibit the ability of stockholders to bring up new business in response to recent developments.

RIGHTS OF DISSENTING SHAREHOLDERS

Any Samurai stockholder is entitled to be paid the fair value of its shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (“Delaware Law”) if the stockholder dissents to the Merger or any of the actions resulting from or in connection with the Merger, including the exchange ratio of Samurai common stock or preferred stock for ECCO common stock. A brief summary of the provisions of Delaware Law Sections 262 is set forth below and the complete text of said Section is attached as Exhibit “B”.

Because the Merger has been approved by the required vote of Samurai’s stockholders effective twenty days from the mailing of this Information Statement, each holder of shares of Samurai Common Stock who asserts dissenters’ rights and who follows the procedures set forth in Section 262 of Delaware Law, will be entitled to have his or her shares of Samurai Common Stock purchased by Samurai for cash at their fair market value. The fair market value of shares of Samurai Common Stock will be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger.

A holder who wishes to exercise dissenters’ rights should deliver his or her written demand to Samurai’s transfer agent, Atlas Stock Transfer Corp., 5899 South State Street, Salt Lake City, Utah 84107 with a copy (which shall not constitute notice) to Robert L. Sonfield, Jr., Esq., Sonfield & Sonfield, 770 South Post Oak Lane, Houston, Texas 77056, on or before 20 days after the date of mailing of this Information Statement. The demand will be sufficient if it reasonably informs Samurai of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. Any stockholder who does not follow the foregoing is not entitled to payment for his shares under Delaware Law.

In accordance with the regulations promulgated under the Exchange Act, the authorization of the Merger will not become effective until twenty days after Samurai has mailed this Information Statement to the stockholders of Samurai.

Within 120 days after the effective date of the Merger, Samurai or any stockholder who has complied with Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders. At any time within 60 days after the effective date of the Merger, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger. After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.

The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a dissenting stockholder who seeks payment of the fair value of his shares of Samurai Common Stock. Delaware Law establishes the procedures to be followed and failure to do so may result in the loss of all dissenters’ rights. Accordingly, each stockholder who might desire to exercise dissenters’ rights should carefully consider and comply with the provisions of these sections and consult his legal advisor.

SAMURAI HAS RESERVED THE RIGHT TO ABANDON THE MERGER IF IT DECIDES THAT THE NUMBER OF STOCKHOLDERS EXERCISING DISSENTERS’ RIGHTS EXCEEDS AN AMOUNT IT DEEMS ACCEPTABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

The discussion contained herein is qualified in its entirety by and should be read in conjunction with the form of the Agreement and Plan of Merger and the Articles of Incorporation.

COMMUNICATIONS WITH RESPECT TO DISSENTERS’ RIGHTS SHOULD BE ADDRESSED TO SAMURAI’S TRANSFER AGENT, ATLAS STOCK TRANSFER CORP., 5899 SOUTH STATE STREET, SALT LAKE CITY, UTAH 84107.

Upon filing a notice of election to dissent a dissenting shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of his Samurai Stock pursuant to the Delaware Law. If a shareholder loses his dissenters’ rights, either by withdrawal of his demand, abandonment of the Merger by Samurai or otherwise, he will not have the right to receive a cash payment for his Samurai Stock and will be reinstated to all of his rights as a shareholder as they existed at the time of the filing of his demand.

THE PROVISIONS OF DELAWARE LAW SECTION 262 ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT ANY SHAREHOLDER WHO DESIRES TO EXERCISE RIGHTS TO DISSENT CONSULT LEGAL COUNSEL, AS FAILURE TO COMPLY STRICTLY WITH SUCH PROVISIONS MAY LEAD TO A LOSS OF DISSENTERS’ RIGHTS.

TAX MATTERS

We have not sought or received an opinion from any person regarding the effect of the reincorporation on Samurai, ECCO or our stockholders under federal income tax laws.

We believe that for federal income tax purposes no gain or loss will be recognized by ECCO, Samurai or the stockholders of Samurai who receive ECCO common stock for their Samurai common stock in connection with the reincorporation. The adjusted tax basis of each whole share of ECCO common stock received by a stockholder of Samurai as a result of the reincorporation will be the same as the stockholder’s aggregate adjusted tax basis in the shares of Samurai common stock that he receives as a result of the reincorporation and his holding period for the Samurai common stock will be the same as the stockholder’s holding period for the shares of Samurai common stock that he receives as a result of the reincorporation.

The foregoing does not address the effect of the Internal Revenue Code on any person that is a bank, real estate trust, broker, dealer, investment company or otherwise subject to special tax treatment; is a foreign person; holds our common stock as part of a “straddle,” “synthetic security,” or other security hedge position; or whose functional currency is not the United States Dollar. Because of the complexity of the capital gains and loss provisions of the Internal Revenue Code of 1986 and because of the uniqueness of each individual’s capital gain or loss situation, stockholders contemplating exercising statutory dissenters’ rights should consult their own tax advisor regarding the federal income tax consequences of exercising such rights. State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

WHERE YOU CAN FIND MORE INFORMATION

Samurai files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

If you are a stockholder, Samurai may already have sent you some of the documents incorporated by reference, but you can obtain any of them through Samurai, the SEC or the SEC’s Internet world wide web site as described above. Documents incorporated by reference are available from Samurai without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Information Statement. Please direct requests to:

Samurai Energy Corp.

955 Dairy Ashford, Suite 206

Houston Texas 77079

Tel: (713) 771-5500

Attn: Investor Relations

You should rely only on the information contained or incorporated by reference in this Information Statement to evaluate the transactions. Samurai has not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated July 25, 2006. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION OF ECCO

ARTICLE I

Name

The name of the corporation is ECCO Energy Corp. (herein the “Corporation”).

ARTICLE II

Registered Office and Agent

The address of the Corporation’s registered office in the State of Nevada is 1504 US Hwy 395 N #8, Gardnerville, Nevada 89410-5273. The name of the Corporation’s registered agent at such address is R/A’s of America.

ARTICLE III

Powers

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the Nevada Revised Statutes.

ARTICLE IV

Term

The Corporation is to have perpetual existence.

ARTICLE V

Capital Stock

A. Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be 110,000,000, of which 100,000,000 shall be shares of Common Stock, par value $0.001 per share (“Common Stock”), and 10,000,000 shall be shares of preferred stock, par value $0.001 per share (“Preferred Stock”). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

Exhibit A – Page 1

B. Undesignated Common Stock. Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Article (V)(B) or any other provision of these Restated Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation. The Board of Directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The Board of Directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation.

C. Common Stock. Except as provided in these Restated Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall exclusively posses all voting power. Subject to the provisions of these Restated Articles, each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation.

D. Serial Preferred Stock. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article (V)(D) or any other provision of these Restated Articles of Incorporation may be issued from time to time in one or more additional series. The Board of Directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The Board of Directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation.

Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

E. Series A Preferred Stock. There shall be a series of Preferred Stock designated as “Series A Preferred Stock,” and the number of shares constituting such series shall be 100,000. Such series is referred to herein as the “Preferred Stock.”

2. Stated Capital. The amount to be represented in stated capital at all times for each share of Preferred Stock shall be $.001.

3. Rank. All shares of Preferred Stock shall rank subordinate and junior to all of the Corporation’s Common Stock, par value $.001 per share (the “Common Stock”), now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

4. Dividends. No dividend shall be declared or paid on the Preferred Stock.

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5. No Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any series of preferred stock, having a priority on liquidation superior to that of the Preferred Stock, the holders of shares of Preferred Stock shall be entitled to participate with the Common Stock in all of the remaining assets of the Corporation available for distribution to its stockholders, ratably with the holders of Common Stock in proportion to the number of shares of Common Stock held by them, assuming for each holder of Preferred Stock on the record date for such distribution that each holder was the holder of record of 100 shares of Common Stock for each share of Preferred Stock then held by such holder. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 5 of Article (V)(E), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation..

6. Voting Rights. Except as otherwise required by law, the shares of outstanding Preferred Stock shall have the number of votes equal to the number of votes of all outstanding shares of Common Stock plus one additional vote such that the holders of outstanding shares of Preferred Stock shall always constitute a majority of the voting rights of the Corporation. Except as otherwise required by law or by these Restated Articles of Incorporation, the holders of shares of Common Stock and Preferred Stock shall vote together and not as separate classes.

7. No Redemption. The shares of Preferred Stock are not redeemable.

8. Outstanding Shares. For purposes of these Restated Articles of Incorporation, all shares of Preferred Stock shall be deemed outstanding except from the date of registration of transfer, all shares of Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

9. Preemptive Rights. The Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

ARTICLE VI

Preemptive Rights

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock that may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VII

Directors

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which shall consist of not fewer than one (1) and nor more than nine (9) directors, the exact number to be determined and increased or decreased from time to time by resolution adopted by the board of directors, providing that the number of directors shall not be reduced to less than one (1).

In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following:

(a) Designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the Bylaws of the

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Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation.

(b) As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

(c) Adopt, repeal, alter, amend, restate and rescind the bylaws and these Restated Articles of Incorporation of the Corporation by a resolution adopted by the board of directors without a vote, approval or other action by the stockholders.

(d) Increase or decrease the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change without correspondingly increasing or decreasing the number of authorized shares of the class or series by a resolution adopted by the board of directors, without obtaining the approval of the stockholders.

(e) If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof. The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are adversely affected by the increase or decrease if the Restated Articles of Incorporation specifically deny the right to vote on such an increase or decrease.

ARTICLE VIII

Indemnification

Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article VIII. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

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ARTICLE IX

Limitations on Directors’ Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. If the Nevada Revised Statutes are amended after the date of filing of these Restated Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

Statutory Elections

A. Election not to be Governed by NRS 78.378 to 78.3793 Inclusive. The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive, relating to acquisition of a controlling interest in the Corporation.

B. Election not to be Governed by NRS 78.411 to 78. 444 Inclusive. The Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of NRS 78.411 to 78.444, inclusive, relating to combinations with interested stockholders.

I, John M. Vise, have been authorized to sign the certificate by resolution of the board of directors adopted on the date stated, and that the certificate correctly sets forth the text of the articles of incorporation as amended to the date of the certificate.

Dated: January 16, 2006

___________________________

John M. Vise, President

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EXHIBIT B

SECTION 262 GENERAL CORPORATION LAW OF DELAWARE APPRASIAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of

Exhibit B – Page 1

incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the

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consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to

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stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, ss.262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, ss.24; 57 Del. Laws, c. 148, ss.ss.27-29; 59 Del. Laws, c. 106, ss.12; 60 Del. Laws, c. 371, ss.ss.3-12; 63 Del. Laws, c. 25, ss.14; 63 Del. Laws, c. 152, ss.ss.1, 2; 64 Del. Laws, c. 112, ss.ss.46-54; 66 Del. Laws, c. 136, ss.ss.30-32; 66 Del. Laws, c. 352, ss.9; 67 Del. Laws, c. 376, ss.ss.19, 20; 68 Del. Laws, c. 337, ss.ss.3, 4; 69 Del. Laws, c. 61, ss.10; 69 Del. Laws, c. 262, ss.ss.1-9; 70 Del. Laws, c. 79, ss.16; 70 Del. Laws, c. 186, ss.1; 70 Del. Laws, c. 299, ss.ss.2, 3; 70 Del. Laws, c. 349, ss.22; 71 Del. Laws, c. 120, ss.15; 71 Del. Laws, c. 339,ss.ss.49-52; 73 Del. Laws, c. 82,ss.21.)

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